Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-279845, 333-269596 and 333-238148 on Form S-8 of our report dated April 23, 2025, relating to the financial statements of Huize Holding Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

April 23, 2025